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                                                                  Exhibit 10.47

[MID OCEAN LOGO]
                                LETTER OF INTENT
                                     between
                          XL MID OCEAN REINSURANCE LTD
                                       and
                       ANNUITY AND LIFE REASSURANCE, LTD.

BUSINESS REINSURED

         Retrocession of portions of the business reinsured to XL Mid Ocean Reinsurance Ltd ("XLMO") from Old Mutual Life Assurance Company Ltd. ("Old Mutual") under agreement number LT00023A99.

REINSURANCE METHOD

         Modified coinsurance for 15% of the full risks.
         YRT for an additional 35% of the longevity risk.
         (the above subject to agreement on the Risk Charge noted below)

REINSURANCE PREMIUM AND BENEFITS

         For the modified coinsurance portion, Annuity & Life Re ("ALRe") will receive/reimburse a 15% quota share of all flows under the agreement with Old Mutual. For the YRT portion, ALRe will receive a premium equal to the expected benefit payments based on XLMO's original pricing assumptions. ALRe will reimburse the actual benefits payments made. ALRe will receive a Risk Charge based on the amount of capital required to support the longevity risk. The Risk Charge is estimated to be 13 basis points of statutory reserves annually, but is subject to agreement by both parties.

EFFECTIVE DATE

         The same as the effective date of the agreement with Old Mutual, i.e., December 17, 1999.

Accepted for:                                    Accept for:
Annuity & Life Reassurance, Ltd.                 XL Mid Ocean Reinsurance Ltd

By:/s/ Richard J. Tucker                         By:/s/ John W. Hume
   -------------------                              ----------------

Name: Richard J. Tucker                          Name: John W. Hume

Title: Senior Vice President                     Title: Chief Financial Officer

Date: April 13, 2000                              Date: 13/04/00